UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2013

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations

The board of directors of Restoration Hardware Holdings, Inc. (the “Company”) has set June 27, 2013, as the date of the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”). Qualified stockholder proposals to be presented at the 2013 Annual Meeting and in the Company’s proxy statement relating to the 2013 Annual Meeting must be received by the Company at its principal executive offices located at 15 Koch Road, Suite J, Bldg. D, Corte Madera, CA 94925, addressed to the Company’s Corporate Secretary, no later than the close of business on May 24, 2013. All stockholder proposals must be from a stockholder of record of the Company as of May 10, 2013 and comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission, and the procedures set forth in the Company’s bylaws.

Item 7.01. Regulation FD Disclosure

On May 13, 2013, the Company issued a press release announcing the launch of a follow-on offering of its common stock. The full text of the press release is furnished hereto as Exhibit 99.1.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.

(d) Exhibits.

99.1	Press release issued on May 13, 2013 by Restoration Hardware Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: May 13, 2013	By:	/s/ Karen Boone
Karen Boone
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued on May 13, 2013 by Restoration Hardware Holdings, Inc.